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                            RAKO CAPITAL CORPORATION

                          SECURITIES PURCHASE AGREEMENT




















                                February 5, 2003


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                            RAKO CAPITAL CORPORATION
                          SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is made and entered into as of February 5, 2003, by and among Rako Capital Corporation, a Nevada corporation having offices at Two North College Avenue, Fayetteville, AR 72701 (the "Company"), Centra Industries, Inc., a Delaware corporation having offices at Two North College Avenue, Fayetteville, AR 72701 ("Centra") and Stanford Venture Capital Holdings, Inc., a Delaware corporation having offices at 201 Biscayne Boulevard, Suite 120, Miami, FL 33131 (the "Purchaser").

                                    RECITALS

         WHEREAS, the Company has authorized the sale and issuance of an aggregate of 841,319 shares (the "Common Shares") of Common Stock, par value $0.001 per share, of the Company (the "Common Stock") and 841,319 warrants (each, a "Warrant"), each Warrant conferring the right to purchase initially up to one (1) share of the Common Stock of the Company at an exercise price of $2.50;

         WHEREAS, the Company desires to sell and issue the Common Shares and the Warrants together as investment units, with each unit consisting of (i) one Common Share and (ii) one Warrant, and has therefore authorized the sale of 841,319 units (the "Units"); and

         WHEREAS, the Company desires to sell and issue the Units to the Purchaser pursuant to the terms and conditions herein.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1 AGREEMENT TO SELL AND PURCHASE.

         1.1 Authorization of Shares. On or prior to the Initial Closing Date (as defined in Section 2 below), the Company shall have (a) authorized the sale and issuance to the Purchaser of 841,319 Units, consisting of one (1) Common Share and one (1) Warrant per Unit and (b) reserved for issuance the shares of Common Stock issuable upon the exercise of the Warrants (the "Warrant Shares").

         1.2 Sale and Purchase. Subject to the terms and conditions hereof, at the Closing (as hereinafter defined), the Company hereby agrees to issue and sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Company, 841,319 Units, at a purchase price of $2,000,000, approximately $2.3772 per Unit.


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         2 CLOSING, DELIVERY AND PAYMENT.

         2.1 Closings. The closing of the sale and purchase of the Units under this Agreement (the "Closing") shall take place in four (4) separate tranches of $500,000 each at 10:00 a.m. at the offices of Reitler Brown LLC, 800 Third Avenue, New York, NY 10022 on each of the following dates: February 7, 2003; February 10, 2003; April 1, 2003; and April 8, 2003 (or at such other time or place as the Company and the Purchaser may mutually agree; such dates are hereinafter referred to as the "Closing Date").

         2.2 Delivery. At the Closing, subject to the terms and conditions hereof, the Company will deliver to the Purchaser for each Unit purchased at the Closing, (i) a stock certificate representing One (1) Common Share and (ii) a warrant certificate representing One (1) Warrant in the form attached as Exhibit
A. At the Company's discretion, the Company may deliver certificates representing the aggregate number of Common Shares and Warrants purchased by the Purchaser. The Company's delivery of such certificates shall be against payment of the purchase price therefore by check in immediately available funds, wire transfer made payable to the order of the Company, or any combination of the foregoing.

         2.3 Placement Fee. The Company will pay to Stanford Group Company a placement fee equal to five percent (5%) of the aggregate purchase price, which fee shall be deducted in equal installments of $25,000 from each tranche of funding.

         3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company hereby represents and warrants to the Purchaser as of the Closing Dates set forth above. For purposes of this Section 3, a person shall be deemed to have "knowledge" of a particular fact or other matter if (a) the person is actually aware of such fact or other matter or (b) if a reasonably prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably diligent and reasonably comprehensive investigation concerning the truth or existence of such fact or other matter. A person that is a corporation, partnership or other business entity shall be deemed to have "knowledge" of a particular fact or other matter if any employee, officer or director of the person has knowledge (as described in the preceding sentence) of such fact or other matter.

         3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, as well as the Registration Rights Agreement in the form attached hereto as Exhibit B (the "Registration Rights Agreement"), to issue and sell the Common Shares and the Warrants comprising each Unit, to issue the Warrant Shares upon exercise, and against payment therefor, of the Warrants, to carry out the provisions of this Agreement and the Registration Rights Agreement, and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a

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material adverse effect on the Company or its assets, liabilities, financial condition, prospects or operations (a "Material Adverse Effect").

         3.2 Subsidiaries. Except as set forth in the Disclosure Statement, the Company does not own or control any equity security or other interest of any other corporation, limited partnership or other business entity and is not a participant in any joint venture, partnership or similar arrangement. Each subsidiary is duly organized, validly existing and in good standing under laws of the State of Delaware. Each subsidiary has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted. Each subsidiary is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualifications necessary, except for those jurisdictions in which the failure to do so would not have a Material Adverse Effect.

         3.3 Capitalization; Voting Rights.

         3.3.1 The authorized capital stock of the Company, immediately prior to the Closing, consists of (i) 50,000,000 shares of Common Stock, par value $0.001 per share, 17,299,584 of which are issued and outstanding, and (ii) 20,000,000 shares of Preferred Stock, par value $0.001 per share.

         3.3.2 The Company has no stock option plan or other form of plan for employees' purchase of the Company's stock. Under both the 2002 Stock Option Plan (the "2002 Stock Option Plan") and the 2002 Employee Stock Purchase Plan (the "2002 Employee Stock Purchase Plan") of Centra Industries, Inc. (copies attached as Exhibit C-1 and C-2, respectively), (i) no shares of Common Stock have been issued pursuant to restricted stock purchase agreements, (ii) no shares of Common Stock have been issued upon the exercise of outstanding options, (iii) no options to purchase shares of Common Stock have been granted, (iv) no options to purchase shares of Common Stock have been promised or otherwise committed in any written employment or consulting agreement to which Centra is a party, and (v) 500,000 shares of Common Stock remain available for future issuance in total under the 2002 Stock Option Plan and 2002 Employee Stock Purchase Plan combined. The Company intends to adopt the 2002 Stock Option Plan and 2002 Employee Stock Purchase Plan as the Company's plans.

         3.3.3 Other than as provided in the 2002 Stock Option Plan and 2002 Employee Stock Purchase Plan, the Stockholders Agreement of Centra Industries, Inc. (copy attached as Exhibit D) or as contemplated in this Agreement, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities.

         3.3.4 All issued and outstanding shares of the Company's Common Stock (i) have been duly authorized and validly issued and are fully paid and non-assessable, and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

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         3.3.5      The Warrant Shares have been reserved for issuance upon
                    exercise of the Warrants in accordance with their terms. When issued in compliance with the provisions of this Agreement, and in the case of the Warrant Shares, in accordance with the Warrants, the Common Shares and the Warrant Shares will be validly issued, fully paid and non-assessable, and will be free of any liens or encumbrances; provided, however, that the Common Shares and the Warrant Shares may be subject to restrictions on transfer under state and/or federal securities laws and this Agreement.

         3.4 Authorization; Binding Obligations. The Company has all corporate right, power and authority to enter into this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated hereby and thereby. All corporate action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization of this Agreement and the Registration Rights Agreement, (ii) the performance of all obligations of the Company hereunder and thereunder, (iii) the authorization, sale, issuance and delivery of the Common Shares and the Warrants pursuant hereto, and (iv) the issuance and delivery of the Warrant Shares upon exercise of the Warrants, has been taken or will be taken prior to the Closing. This Agreement and the Registration Rights Agreement, when duly executed and delivered by the Company, will constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy. The sale and issuance of the Units, and the subsequent exercise of the Warrants, are not and will not be subject to any preemptive rights or rights of first refusal that have not properly been waived or fulfilled.

         3.5 Accuracy of Reports, Information Statement and Representations. All reports required to be filed by the Company within the two years prior to the date of this Agreement (the "SEC Reports") under the Securities Act of 1934, as amended (the "Exchange Act"), have been duly filed with the Securities and Exchange Commission (the "SEC"), and complied at the time of filing in all material respects with the requirements of their respective forms and, except to the extent updated or superseded by any subsequently filed report, to the best of the Company's knowledge, were complete and correct in all material respects as of the dates at which the information was furnished, and contained (as of such dates) no untrue statements of a material fact nor omitted to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The Disclosure Statement of Centra Industries, Inc. ("Centra") dated February 4, 2003 (attached hereto as Exhibit E), and any of the documents or instruments attached thereto as exhibits or incorporated therein by reference (collectively, the Disclosure Statement"), when taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

         3.6 Financial Information. The financial statements of the Company included in the SEC Reports, and the Centra financial statements delivered to the Purchaser as an exhibit to the Disclosure Statement, comply as to form in all material respects with applicable accounting requirements and the published rules and regulations with respect thereto, have been prepared in

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accordance with generally accepted accounting principles (except that the financial statements that are not audited do not have notes thereto) and fairly present (subject only, in the case of the unaudited statements, to normal, recurring audit adjustments) the financial position of the Company and Centra as of the date thereof and the results of its and their operations and its and their cash flows for the periods then ended.

         3.7 Liabilities. Except as set forth in the SEC Reports and the Disclosure Statement, the Company has no material liabilities and, to the best of its knowledge, no material contingent liabilities, except current liabilities incurred in the ordinary course of business.

         3.8 Obligations to Related Parties. Except as set forth in the SEC Reports and the Disclosure Statement, there are no obligations of the Company or Centra to any current or former officers, partners, directors, stockholders, or employees of the Company or Centra other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company and Centra, and (iii) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under the Stock Option Plan); and under Centra's Employee Incentive Bonus Plan.

         1.1 Title to Properties and Assets; Liens, Etc. Except as set forth in the SEC Reports and the Disclosure Statement, the Company and Centra have good and marketable title to their properties and assets, and good title to their leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) as disclosed in the financial statements,
(b) those resulting from taxes which have not yet become delinquent, and (c) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company and its subsidiaries are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. The Company and its subsidiaries are in compliance with all material terms of each lease to which it is a party or is otherwise bound and each such lease is enforceable against the parties thereto.

         3.10 Intellectual Property. The Company and its subsidiaries own or possess sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its and their business as now conducted and as presently proposed to be conducted, without any infringement of the rights of others. The Company and its subsidiaries own or possess sufficient legal rights or has valid licenses to all third party software necessary for its business as now conducted and as presently proposed to be conducted. Other than such licenses or agreements arising from the purchase of "off the shelf" software or standard products, there are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is the Company or its subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity.

         3.11 Compliance with Other Instruments. The execution, delivery and/or filing by the Company of each of this Agreement, the Registration Rights Agreement, and the certificates

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evidencing the Common Shares and the Warrants, the performance by the Company of its obligations and undertakings contemplated under each of such agreements and the consummation of the transactions contemplated under each of such agreements and certificates, does not and will not conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or entitle any person to receipt of notice or to a right of consent under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to any increased, additional, accelerated or guaranteed rights or entitlement of any person under, or result in the creation of any pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or its subsidiaries under, any provision of (i) the Certificate of Incorporation or the By-laws of the Company, (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement, instrument or arrangement to which the Company or its subsidiaries is a party or by which any of its respective properties or assets are bound, (iii) any license, franchise, permit or other similar authorization held by the Company or its subsidiaries, or (iv) any judgment, order or decree or statute, law, ordinance, rule or regulation applicable to the Company or its subsidiaries or its or their respective properties or assets.

         3.12 Absence of Certain Changes. Since September 30, 2002, no event, occurrence or circumstance has occurred which has resulted in a Material Adverse Effect or that reasonably could be expected to result in a Material Adverse Effect.

         3.13 Litigation. Except as set forth in the Disclosure Statement, there are no pending, or to the Company's knowledge threatened, legal or governmental proceedings against the Company or its subsidiaries.

         3.14 Material Agreements. Except as set forth in the SEC Reports, the Company is not party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the SEC as an exhibit to Form 10-K, Form 10-Q or Form 8-K (each, a "Material Agreement"). Except as set forth in the SEC Reports and the Disclosure Statement, the Company and its subsidiaries have in all material respects performed all the obligations required to be performed by them to date under their material agreements, has received no notice of default and, to the best of the Company's knowledge neither it nor any subsidiary is in default under any material agreement.

         3.15 Transactions with Affiliates. Except as set forth in the SEC Reports or the Disclosure Statement, there are no loans, leases, agreement, contracts, royalty agreements, management contracts or arrangements or other continuing transactions with aggregate obligations of any party exceeding $25,000 between (a) the Company and its subsidiaries or any of its customers or suppliers on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company and its subsidiaries or any person who would be covered by Item 404(a) of Regulation S-K or any company or other entity controlled by such officer, employee, consultant, director or person.

         3.16 Taxes. All Federal, state, local and foreign income, profits, franchise, sales, use, occupation, property, excise, employment, withholding and other tax returns and tax reports required to by filed by the Company and its subsidiaries for periods ending on or prior to the relevant Closing Date have been or will be filed on a timely basis (including any extensions)

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with the appropriate governmental authorities in all jurisdictions in which such returns and reports are required to be filed. All such returns and reports are and will be true, correct and complete. All Federal, state, local and foreign income, profits, franchise, sales, use, occupation, property, excise, employment, withholding and other taxes (including interest, penalties and withholdings of tax) due from and payable by the Company and its subsidiaries or otherwise required to be remitted by the Company and its subsidiaries, on or prior to the relevant Closing Date, have been or will be fully paid on a timely basis. Neither the Company nor its subsidiaries currently are the beneficiary of any extension of time within which to file any tax return. No claim has ever been made by a governmental authority in a jurisdiction where the Company does not file tax returns that it is or may be subject to taxation by that jurisdiction, and neither the Company nor its subsidiaries have received any notice, or request for information from any such authority. No issues have been raised with the Company or its subsidiaries by the Internal Revenue Service (the "IRS") or any other taxing authority in connection with any tax return or report filed by the Company or its subsidiaries and there are no issues which, either individually or in the aggregate, could result in any liability for tax obligations of the Company or its subsidiaries relating to periods ending prior to the date of the Financial Statements, in excess of the accrued liability for taxes shown on the Financial Statements.

         3.17 Employees. (A) The Company and its subsidiaries do not have, and never have had, any collective bargaining agreements with any of its employees and there are no collective bargaining agreements which pertain to employees of the Company or its subsidiaries. There is no labor union organizing activity pending or, to the Company's knowledge, threatened with respect to the Company or its subsidiaries. Hours worked by and payment made to employees of the Company and its subsidiaries have been in compliance with the Fair Labor Standards Act or any other applicable labor or employment law. The Company is not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with the Company or its subsidiaries, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of employees. There are no complaints or charges against the Company or its subsidiaries pending or, to the Company's knowledge, threatened to be filed with any governmental authority or arbitrator based on, arising out of or in connection with, or otherwise relating to, the employment or termination of employment by the Company or its subsidiaries of any individual.

               (B) Except as disclosed in the SEC Reports and the Disclosure Statement, the Company and its subsidiaries have no pension, retirement, savings, deferred compensation, and profit-sharing plan and each stock option, stock appreciation, stock purchase, performance share, bonus or other incentive plan, severance plan, health, group insurance or other welfare plan, or other similar plan and any "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), under which the Company or its subsidiaries has any current or future obligation or liability or under which any employee or former employee (or beneficiary of any employee or former employee) of the Company or its subsidiaries has or may have any current or future right to benefits on account of employment with the Company or its subsidiaries (the term "plan" shall include any contract, agreement, policy or understanding, each such plan being hereinafter referred to individually as a "Plan"). Each Plan intended to be tax qualified under Sections 401(a) and 501(a) of the Code is, and has been determined by the IRS to be, tax qualified under Sections 401(a) and 501(a) of the Code and, since such determination, no amendment to or failure to amend any such Plan or any

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other circumstance adversely affects its tax qualified status. There has been no prohibited transaction within the meaning of Section 4975 of the Code and
Section 406 of Title I of ERISA with respect to any Plan.

               (C) Except as disclosed in the SEC Reports or the Disclosure Statement, no Plan is subject to the provisions of Section 412 of the Code or
Part 3 of Subtitle B of Title I of ERISA or Title IV of ERISA. During the past five years, neither the Company or its subsidiaries nor any business or entity then controlling, controlled by, or under common control with the Company or its subsidiaries contributed to or was obliged to contribute to an employee pension plan that was subject to Title IV of ERISA.

               (D) Except as disclosed in the SEC Reports or the Disclosure Statement, the Company has satisfied all funding, compliance and reporting requirements for all Plans. With respect to each Plan, the Company and its subsidiaries have timely paid all contributions (including employee salary reduction contributions) and all insurance premiums that have become due and any such expense accrued but not yet due has been properly reflected in the Financial Statements. The Company and its subsidiaries have no liabilities, contingent or otherwise, including without limitation, liabilities for retiree health, retiree life, severance or retirement benefits, which are not fully reflected on the Company's or Centra's most recent balance sheet contained in the SEC Reports or the Disclosure Statement, or not fully funded. The Company and its subsidiaries have not terminated any "employee pension benefit plan" as defined in Section 3(2) of ERISA or incurred or expects to incur any outstanding liability under Title IV of ERISA.

               (E) Except as disclosed in the SEC Reports or the Disclosure Statement, no Plan provides or is required to provide, now or in the future, health, medical, dental, accident, disability, death or survivor benefits to, or in respect of, any person beyond termination of employment, except to the extent required under any state insurance law or under Part 6 of Subtitle B of Title I of ERISA and under Section 4980(B) of the Code. No Plan covers any individual other than employees of the Company or its subsidiaries, other than dependents or spouses of employees under health and child care policies.

               (F) None of the execution and delivery of this Agreement or the Registration Rights Agreement by the parties thereto, the performance by any party to this Agreement or the Registration Rights Agreement of their respective obligations or undertakings contemplated thereunder, or the consummation of the transactions contemplated thereby will (i) entitle any employee of the Company or its subsidiaries to severance pay or termination benefits or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee or former employee.

         3.18 Registration Rights and Voting Rights. Except as set forth in the Registration Rights Agreement and the Stockholders Agreement, the Company is presently not under any obligation, and has not granted any rights, to register any of the Company's presently outstanding securities or any of its securities that may hereafter be issued. Except for the Stockholders Agreement and By-laws, the Company is not a party to any agreement with respect to the voting of any capital stock of the Company and, to the Company's knowledge, no

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stockholder of the Company has entered into any agreement with respect to the voting of equity securities of the Company.

         3.19 Compliance with Laws; Permits. The Company and its subsidiaries are not in violation of any applicable statute, ordinance, rule, regulation, interpretation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation could result in a Material Adverse Effect. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with either the execution and delivery of this Agreement or the Registration Rights Agreement or the issuance of the Common Shares, the Warrants or the Warrant Shares, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner.

         3.20 Environmental and Safety Laws. The Company and its subsidiaries are not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. Except as disclosed in the SEC Reports or the Disclosure Statement, no Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by the Company or its subsidiaries or, to the Company's knowledge after reasonable investigation, by any other person or entity on any property owned, leased or used by the Company or its subsidiaries. For the purposes of the preceding sentence, "Hazardous Materials" shall mean (i) materials which are listed or otherwise defined as "hazardous" or "toxic" under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials or (ii) any petroleum products or nuclear materials.

         3.21 Offering Valid. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 4.2 hereof, the offer, sale and issuance of the Units (including the Common Shares and the Warrants) and the issuance of the Warrant Shares, upon exercise of the Warrants, will be exempt from the registration requirements of the Securities Act of 1933 (the "Securities Act"), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Units to any person or persons so as to bring the offer and sale of such Units by the Company within the registration provisions of the Securities Act or any state securities laws.

         3.22 Broker's Fees. Except for the payment of the placement fee referenced in Section 2.3, no agent, broker, investment banker, person or firm acting on behalf of or under the authority of the Company or its subsidiaries is or will be entitled to any broker's or finder's fee or any other commission or fee directly or indirectly in connection with the transactions contemplated herein.

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         3.23 Insurance. The Company and its subsidiaries maintain insurance policies which are in full force and effect and are in amount and for coverage customary for the industry in which the Company and its subsidiaries operate.

         3.24 Joinder. Centra, a majority-owned operating subsidiary of the Company, hereby expressly joins in making to Purchaser all of the representations and warranties contained in this Section 3, mutatis mutandis, until such time as the Company and Centra shall merge or engage in a similar combination, after which only the surviving public entity shall continue to be bound by this Agreement.

         4 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

         The Purchaser hereby represents and warrants to the Company as follows:

         4.1 Requisite Power and Authority. The Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Registration Rights Agreement and to carry out their respective provisions. All action on the Purchaser's part required for the lawful execution and delivery of this Agreement and the Registration Rights Agreement have been or will be taken prior to the Closing. Upon their execution and delivery, this Agreement and the Registration Rights Agreement will be valid and binding obligations of the Purchaser, enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency and he relief of debtors and the rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy.

         4.2 Investment Representations. The Purchaser understands that neither the Units (including the Common Shares and the Warrants) nor the Warrant Shares have been registered under the Securities Act. The Purchaser also understands that the Units (including the Common Shares and the Warrants) and the Warrant Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Purchaser's representations contained in this Agreement. The Purchaser hereby represents and warrants as follows:

         4.2.1 Purchaser Bears Economic Risk. The Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Purchaser understands that it must bear the economic risk of this investment indefinitely unless the Common Shares, the Warrants or the Warrant Shares are registered pursuant to the Securities Act, or an exemption from registration is available. The Purchaser understands that, except as provided in the Registration Rights Agreement, the Company has no present intention or obligation to register the Common Shares, the Warrants, the Warrant Shares or any other shares of its Common Stock. The Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption or the Company may not allow Purchaser to transfer all or any portion of the Common Shares, the Warrants or the Warrant Shares under the circumstances, in the amounts or at the times the Purchaser might propose.

         4.2.2 Acquisition for Own Account. The Purchaser is acquiring the Units (including the Common Shares and the Warrants) and, upon exercise of the Warrants, the Warrant Shares for the Purchaser's own account for investment only, and not with a view towards their distribution.

         4.2.3 Purchaser Can Protect Its Interest. The Purchaser represents that by reason of its, or of its management's, business or financial experience, the Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement and the Registration Rights Agreement. Further, the Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in this Agreement.

         4.2.4 Accredited Investor. The Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

         5 CONDITIONS TO CLOSING.

         5.1 Conditions to Purchaser's Obligations at the Closing. The Purchaser's obligations to purchase the Units at the Closing are subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

         5.1.1 Representations and Warranties True; Performance of Obligations. The representations and warranties made by the Company in Section 3 hereof shall be true and correct as of such Closing Date with the same force and effect as if they had been made as of such Closing Date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to such Closing.

         5.1.2 Legal Investment. On such Closing Date, the sale and issuance of the Units (including the Common Shares and the Warrants) and the issuance of the Warrant Shares upon exercise of the Warrants shall be legally permitted by all laws and regulations to which the Purchasers and the Company are subject.

         5.1.3 Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement (except for such as may be properly obtained subsequent to the Closing).

         5.1.4 Corporate Documents. The Company shall have delivered to the Purchaser or its counsel, copies of such corporate documents of the Company as the Purchaser shall reasonably request.

         5.1.5 Reservation of Warrant Shares. The Warrant Shares issuable upon exercise of the Warrants shall have been duly authorized and reserved for issuance upon such exercise.

         5.1.6 Compliance Certificate. The Company shall have delivered to the Purchasers a Compliance Certificate, executed by the Chief Executive Officer of the Company, dated the relevant Closing Date, to the effect that the conditions specified in subsections (a), (c), (d) and (f) of this Section 5.1 have been satisfied.

         5.1.7 Secretary's Certificate. The Purchasers shall have received from the Company's Secretary, a certificate having attached thereto (i) the Company's Certificate of Incorporation, certified by the Secretary of State of the State of Nevada, as in effect at the time of the Closing, (ii) the Company's By-laws as in effect at the time of the Closing, (iii) resolutions approved by the Board of Directors of the Company authorizing the transactions contemplated hereby, and (iv) good standing certificates (including tax good standing) with respect to the Company from the applicable authority(ies) in Nevada and any other jurisdiction in which the Company is qualified to do business, dated a recent date before the Closing.

         5.1.8 Registration Rights Agreement. The Registration Rights Agreement shall have been executed and delivered by the parties thereto.

         5.1.9 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchaser and its counsel, and the Purchaser and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

         5.1.10 Purchaser's Expenses. The Company shall have reimbursed, in accordance with Section 6.10 and by deduction from the first tranche of funds referenced in Section 1.2, Purchaser's reasonable expenses incurred in connection with its purchase of the Units, including the fees and disbursements of counsel to the Purchaser, up to a maximum of $50,000 in the aggregate. The Purchaser shall furnish the Company with itemized invoices setting forth the expenses to be reimbursed.

         The conditions of closing set forth in Sections 5.1.6 and 5.1.7 shall be applicable only to the February 7, 2003 Closing. Payment of the remaining tranches and delivery of the share certificates and Warrants thereafter shall be as provided in Section 2.

5.2 Conditions to Obligations of the Company. The Company's obligation to issue and sell the Units at Closing to the Purchaser is subject to the satisfaction, on or prior to the relevant Closing Date, of the following conditions:

         5.2.1 Representations and Warranties True. The representations and warranties in Section 4 made by the Purchaser shall be true and correct at such Closing Date with the same force and effect as if they had been made as of such Closing Date.

         5.2.2 Performance of Obligations. The Purchaser shall have performed and complied with all agreements and conditions herein required to be performed or complied with by the Purchaser on or before such Closing.

         5.2.3 Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement (except for such as may be properly obtained subsequent to such Closing).

         6 MISCELLANEOUS.

         6.1 Survival. The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

         6.2 Benefits of Agreement. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. The parties acknowledge that it is the Company's intent to merge into or otherwise enter into in a similar transaction with its direct subsidiary, Centra Industries, Inc., such that the rights and benefits conveyed pursuant to this Agreement, the Registration Rights Agreement, and the Warrant (the latter documents executed on even date herewith) shall be binding upon the surviving public entity.

         6.3 Transfer Restrictions; Assignment. (a) Except in connection with sale of the Common Shares or Warrant Shares pursuant to an effective Registration Statement or a public sale under Rule 144 or other available exemption from registration, the Purchaser may not assign or transfer all or any portion of the Common Shares or the Warrants, this Agreement or any of the rights and obligations hereunder or thereunder without the prior written consent of the Company, which may be given or withheld in the Company's sole discretion. Any instrument purporting to make an assignment in violation of this Section 6.3 shall be void.

               (b) Each certificate representing a Common Share, Warrant or Warrant Share shall be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

"The securities evidenced hereby have not been registered under Federal or applicable state securities laws and instead are being issued pursuant to exemptions contained in said laws. The securities represented by this certificate may not be transferred unless (1) a registration statement with respect to such securities shall be effective under the Securities Act of 1933 (the "Securities Act") or (2) the Company shall have received an opinion of counsel reasonably satisfactory to it that no violation of THE SECURITIES act or similar state acts will be involved in such transfer; provided that in the event such securities are transferred pursuant to Rule 144, or any successor rule, under the Securities Act, no such opinion shall be required unless requested in writing by the transfer agent of such securities. The securities evidenced hereby are SUBJECT TO THE TERMS OF A certain securities purchase agreement, providing, AMONG OTHER THINGS, for certain restrictions on transfer WITHOUT THE CONSENT OF THE cOMPANY. A COPY OF SUCH SECURITIES PURCHASER AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE COMPANY."

         6.4 Entire Agreement. This Agreement, the exhibits hereto, the Registration Rights Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

         6.5 Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         6.6 Further Assurances. Each party agrees to execute such other documents, instruments, agreements and consents, and take such other actions as may be reasonable requested by the other parties hereto to effectuate the purposes of this Agreement.

         6.7 Amendment and Waiver. This Agreement may be amended, modified or waived only upon the written consent of the Company and the Purchaser.

         6.8 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or the Registration Rights Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the Purchaser's part of any breach, default or noncompliance under this Agreement or the Registration Rights Agreement or any waiver on such party's part of any provisions or conditions of this Agreement or the Registration Rights Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or the Registration Rights Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

         6.9 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company and the Purchaser at the addresses as set forth on the signature page hereof or at such other address as the Company or the Purchaser may designate by ten (10) days advance written notice to the other parties hereto.

         6.10 Fees and Expenses. Each party shall pay all costs, fees and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement; provided, however, that the Company shall reimburse the reasonable fees and expenses of Purchaser (not to exceed $50,000) pursuant to Section 5.1(j) from the first proceeds received at Closing.

         6.11 Attorneys' Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs, and expenses of enforcing this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants.

         6.12 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         6.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         6.14 Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

         6.15 GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAWS PROVISIONS). EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE FEDERAL COURTS SITTING IN THE STATE OF NEW YORK IN ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH OF THE PARTIES AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT MUST BE LITIGATED EXCLUSIVELY IN ANY SUCH STATE OR FEDERAL COURT

THAT SITS IN THE CITY OF NEW YORK, AND ACCORDINGLY, EACH PARTY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH LITIGATION IN ANY SUCH COURT.

         6.16 WAIVER OF JURY TRIAL. EACH PARTY HEREBY AGREES THAT ANY ACTION OR PROCEEDING RELATING TO OR ARISING OUT OF, WHETHER DIRECTLY OR INDIRECTLY, THIS AGREEMENT AND THE REGISTRATION RIGHTS AGREEMENT (A "LITIGATION"), SHALL BE TRIED WITHOUT A JURY. TO THAT END, EACH PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY OF ANY LITIGATION AND CERTIFIES THAT NO PERSON HAS REPRESENTED OR IMPLIED TO IT THAT, IN THE EVENT OF LITIGATION, IT WOULD NOT SEEK TO ENFORCE THE FOREGOING AGREEMENT AND WAIVER. THE PARTIES ACKNOWLEDGE THAT THEY HAVE BARGAINED FOR THE TERMS SET FORTH IN THIS SECTION 6.16 AND, AS SUCH, THESE TERMS ARE A PART OF THE CONSIDERATION EXCHANGED TO ENTER INTO THIS AGREEMENT.

         6.17 General. All Exhibits are hereby incorporated by reference and made a part of this Agreement.

         7 POST-CLOSING COVENANTS

         7.1 Board of Directors.

               (a) From and after the date of this Agreement and until the provisions of this Section 7 cease to be effective, the Company shall use its best efforts to cause its stockholders to vote such shares over which each stockholder has voting control, and will take all other necessary or desirable actions within his or its control (whether in his or its capacity as a stockholder, director, member of a Board committee or officer of the Company or otherwise), and the Company will take all necessary and desirable actions within its control, in order to cause:

                    (i) the election to the Company's Board of Directors of one representative designated by the Purchaser;

                    (ii) Removal from the Board with or without cause of any
               such representative at the written request of the Purchaser, but only upon such written request and under no other circumstances; and

                    (iii) in the event that any representative designated
               hereunder for any reason ceases to serve as a member of the Board during his or her term of office, the resulting vacancy on the Board shall be filled by a representative designated by the Purchaser.

               (b) The provisions of this Section 7 will terminate automatically and be of no further force and effect at such time as the Purchaser ceases to own, legally or beneficially, a majority of the shares purchased by it under the terms of this Agreement.

               (c) In the event the Purchaser elects not to designate a representative to be elected to the Board pursuant to this Section 7, then the Company shall allow one representative designated by the Purchaser to attend all meetings of the Company's Board of Directors in a nonvoting capacity.






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                                       17

         IN WITNESS WHEREOF, each of the parties has caused this SECURITIES PURCHASE AGREEMENT to be duly executed and delivered as of the date first above written.

                                    COMPANY:

                                    RAKO CAPITAL CORPORATION

                                    By: /s/ Gary Fuchs
                                       -----------------------------------
                                       Name:  Gary Fuchs
                                       Title: Chief Executive Officer

                                    CENTRA:

                                    CENTRA INDUSTRIES, INC.

                                    By: /s/ Gary Fuchs
                                       -----------------------------------
                                       Name:  Gary Fuchs
                                       Title: Chief Executive Officer

                                    PURCHASER:

                                    STANFORD VENTURE CAPITAL HOLDINGS, INC.

                                    By: /s/ James Davis
                                       -----------------------------------
                                       Name:  James M. Davis
                                       Title:    President